Exhibit 16


October 21, 1999



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC  20549

Dear Sir/Madam:

We have read Item 4 (a) included in the Form 8-K dated October 19, 1999 of Elcom International, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP
Boston, Massachusetts

cc:      Mr. Peter Rendall, Vice President
         Elcom International, Inc.


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